UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement.

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

[x]	Definitive Proxy Statement.

[ ]	Definitive Additional Materials.

[ ]	Soliciting Material Pursuant to §240.14a-12.

LMI AEROSPACE, INC.
(Name of Registrant as Specified in Charter)
Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

LMI Aerospace, Inc.
411 Fountain Lakes Blvd.
St. Charles, Missouri 63301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 13, 2007

TO OUR SHAREHOLDERS:

The 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of LMI Aerospace, Inc., a Missouri corporation (the “Company”), will be held at the Embassy Suites Hotel, Two Convention Center Plaza, St. Charles, MO 63303, beginning at 10:00 a.m. local time on June 13, 2007 for the following purposes:

1.	to elect three Class III Directors for a term expiring in 2010 or until their successors are duly elected and qualified;

2.	to ratify the selection of BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm; and

3.	to transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 1, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of all shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order and showing the address of and number of shares registered in the name of each shareholder, will be open during usual business hours for the examination by any shareholder for any purpose germane to the Annual Meeting for ten days prior to the Annual Meeting at the office of the Company set forth above.

A copy of the Company’s annual report for its fiscal year ended December 31, 2006, accompanies this notice.

By Order of the Board of Directors,

LAWRENCE E. DICKINSON
Secretary

St. Charles, Missouri

May 14, 2007

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE MEETING ACCORDING TO YOUR WISHES. YOUR PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE AT THE MEETING IN PERSON.

LMI Aerospace, Inc.
411 Fountain Lakes Blvd.
St. Charles, Missouri 63301

PROXY STATEMENT

SOLICITATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors of LMI Aerospace, Inc. (the “Company”) to be voted at the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at the Embassy Suites Hotel, Two Convention Center Plaza, St. Charles, MO 63303, beginning at 10:00 a.m. local time on June 13, 2007, or at any adjournment thereof. The accompanying Notice of Annual Meeting, this Proxy Statement and the enclosed form of proxy are first being mailed or given to shareholders on or about May 14, 2007. Whether or not you expect to attend the meeting in person, please return your executed proxy in the enclosed envelope, and the shares represented thereby will be voted in accordance with your wishes.

Solicitation of proxies is being made by the Company and will be made primarily by mail. In addition to solicitation by mail, officers, directors and employees of the Company may solicit personally, by mail or telephone if proxies are not promptly received. The cost of solicitation will be borne by the Company and will include reimbursement paid to banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses of forwarding solicitation materials to the beneficial owners of the Company’s common stock.

The Company’s principal office is located at 411 Fountain Lakes Blvd., St. Charles, Missouri 63301.

REVOCATION OF PROXY

If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company, Lawrence E. Dickinson, in writing at the principal office of the Company of such revocation at any time prior to the voting of the proxy. A properly executed proxy with a later date will also revoke a previously furnished proxy.

RECORD DATE

Only shareholders of record at the close of business on May 1, 2007 will be entitled to vote at the Annual Meeting or any adjournment thereof.

ACTIONS TO BE TAKEN UNDER PROXY

Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy, that is, Ronald S. Saks, or, if unable or unwilling to serve, Lawrence E. Dickinson, will vote:

1.
FOR the election of each of the persons named herein as a nominee for Class III Director of the Company, for a term expiring at the 2010 Annual Meeting of Shareholders or until his successor has been duly elected and qualified;

2.	FOR the ratification of the engagement of BDO Seidman, LLP as the Company’s independent registered public accounting firm; and

3.	According to such person’s judgment on the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Should the nominees named herein for election as directors become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause a nominee to be unavailable to serve.

VOTING SECURITIES AND VOTING RIGHTS

On March 16, 2007, there were 11,187,899 outstanding shares of Common Stock, par value $0.02 per share, each of which is entitled to one vote on all matters submitted, including the election of directors. There are no cumulative voting rights.

A majority of the outstanding shares present or represented by proxy will constitute a quorum at the meeting. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect a person nominated for director. Shares present at the meeting but which abstain or are represented by proxies which are marked "WITHHOLD AUTHORITY'' with respect to the election of a person to serve on the Board of Directors will be considered in determining whether the requisite number of affirmative votes are cast on such matter. Accordingly, such proxies will have the same effect as a vote against the nominee as to which such abstention or direction applies. Shares not present at the meeting will not affect the election of a director.

The vote required for the approval of Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm, and for any other matter properly brought before the meeting, will be the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Shares present at the meeting that abstain (including proxies which deny discretionary authority on any matters properly brought before the meeting) will be counted as shares present and entitled to vote and will have the same effect as a vote against any such matter. Shares not present at the meeting will not affect the outcome as to any such matter.

While counted for quorum purposes, shares represented by a proxy as to which there is a “broker non-vote” (for example, where a broker does not have discretionary authority to vote the shares) as to one or more matters to be voted on shall not be deemed represented at the meeting as to such matter or matters and, therefore, will have no effect thereon.

Votes will be counted by duly appointed inspectors of election, whose responsibilities are to ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at the meeting and the validity of proxies and ballots, count all votes and report the results to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of December 31, 2006 (except for Mr. Saks who is shown as of March 16, 2007) with respect to each person or group known by the Company to be the beneficial owner of more than five percent of its outstanding shares of Common Stock. This table is based on Schedules 13G and, in the case of Mr. Saks, Section 16 filings filed with the Securities and Exchange Commission as well as other information delivered to or obtained by the Company. Beneficial ownership of shares has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire ownership thereof within 60 days. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with the reporting requirements of the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Ronald S. Saks 411 Fountain Lakes Blvd. St. Charles, Missouri 63301	2,306,022(1)	20.6%

FMR Corp. 82 Devonshire Street Boston, MA 02109	1,116,338(2)	10.0%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	615,900(3)	5.5%

(1)
Includes 428,221 shares held of record by Mr. Saks, trustee of the LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust, for the benefit of certain executive officers and employees of the Company. Of those 428,221 shares, 155,684 shares are held for the benefit of certain executive officers, including 97,972 shares held for the benefit of Mr. Saks. Such executive officers and employees maintain dispositive power only over such shares. Also included are 1,865,322 shares of Common Stock deemed beneficially owned by Mr. Saks and held of record by the Ronald S. Saks Revocable Trust U/T/A dated June 21, 1991, of which Mr. Saks, as trustee, maintains voting and investment authority and 12,479 shares held by certain trust of which Mr. Saks, as Grantor, has voting power. Mr. Saks reported sole voting power of 2,306,022 shares; no shared voting power; sole dispositive power of 1,963,294 shares; and no shared dispositive power.

(2)
As reflected on the Schedule 13G filed with the SEC dated February 14, 2007, provided by FMR Corp. to the Company in accordance with the Exchange Act. Shares reported by FMR Corp. were reported as being beneficially owned by the following direct subsidiaries of FMR Corp. or individuals who control such subsidiaries of FMR Corp.: (i) Fidelity Management & Research Company; (ii) Edward C. Johnson, III; and (iii) Pyramis Global Advisors Trust Company. FMR Corp. reported sole voting power of 406,500 shares; no shared voting power; sole dispositive power of 1,116,338 shares; and no shared dispositive power.

(3)
As reflected on the Schedule 13G filed with the SEC dated February 14, 2007, provided by BlackRock, Inc. (“BlackRock”) to the Company in accordance with the Exchange Act. Shares reported by BlackRock were reported as being beneficially owned by BlackRock and the following investment management subsidiaries of BlackRock: (i) BlackRock Advisors LLC; (ii) BlackRock Capital Management, Inc.; (iii) BlackRock Financial Management, Inc.; (iv) BlackRock Investment Management LLC; (v) BlackRock Japan Co. Ltd.; and (vi) State Street Research & Management Co. BlackRock reported no sole voting power; shared voting power of 615,900 shares; no sole dispositive power; and shared dispositive power of 615,900 shares.

SECURITY OWNERSHIP OF MANAGEMENT

Under regulations of the Securities and Exchange Commission, persons who have power to vote or to dispose of our shares, either alone or jointly with others, are deemed to be beneficial owners of those shares. The following table sets forth, as of March 16, 2007, the beneficial ownership of the outstanding Common Stock of each current director (including the nominees for election as directors), each of the executive officers named in the Summary Compensation Table set forth herein and the executive officers and directors as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Ronald S. Saks	2,306,022(2)	20.6%
Joseph Burstein	513,746(3)	4.6%
Sanford S. Neuman	237,000(4)	2.1%
Brian D. Geary	92,450(5)	*
Lawrence E. Dickinson	70,484(6)	*
Robert T. Grah	29,131(7)	*
Thomas G. Unger	19,450(8)	*
Michael J. Biffignani	12,007(9)	*
John M. Roeder	7,450(10)	*
John S. Eulich	2,900(11)	*
Judith W. Northup	1,450(12)	*

All directors and executive officers as a group (11 in group)	3,292,090(13)	29.3%

*  Less than 1%.

(1)
Reflects the number of shares outstanding on March 16, 2007, and with respect to each person, assumes the exercise of all stock options held by such person that are exercisable currently or within 60 days of the date of this proxy statement (such options being referred to hereinafter as “currently exercisable options”).

(2)	See Note (1) to the table “Security Ownership of Certain Beneficial Owners.”

(3)
Includes 494,296 shares of Common Stock reported as held of record by the Joseph Burstein Revocable Trust U/T/A dated August 20, 1983, for which Mr. and Mrs. Burstein, as co-trustees, share voting and dispositive power. Also included are 4,450 shares of restricted stock vesting between August 2008 and June 2009 and 15,000 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase such shares held by Mr. Burstein. Mr. and Mrs. Burstein reported no sole voting power; shared voting power of all 498,746 shares; no sole dispositive power; and shared dispositive power of all 498,746 shares.

(4)
(4)Includes 203,850 shares held of record by a revocable trust established by Mr. Neuman for his benefit of which Mr. Neuman, as trustee, has voting and investment power and 13,700 shares held by certain trusts of which Mr. Neuman, as trustee, has voting and investment power. Also includes 4,450 shares of restricted stock vesting between August 2008 and June 2009 and 15,000 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase such shares.

(5)
Includes 70,000 shares held by MBSP, L.P., a Nevada limited partnership of which Mr. Geary is the sole general partner and 6,000 shares held by the Geary Family Trust, of which Mr. Geary, as trustee, has voting and investment power. Also Includes 4,450 shares of restricted stock vesting between August 2008 and June 2009 and 12,000 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase such shares.

(6)
Includes 49,779 shares of Common Stock held of record by Mr. Saks as trustee of the Company’s Profit Sharing Plan for the benefit of Mr. Dickinson, over which Mr. Dickinson maintains investment power only, and 3,300 shares of Common Stock directly or indirectly owned by Mr. Dickinson’s children, who maintain a principal residence at Mr. Dickinson’s residence. Mr. Dickinson has disclaimed beneficial ownership of such shares. Also includes 1,650 shares of restricted stock vesting between January 2008 and January 2009 and 7,500 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase such shares.

(7)
Includes 7,826 shares of Common Stock held of record by Mr. Saks as trustee of the Company’s Profit Sharing Plan for the benefit of Mr. Grah, over which Mr. Grah maintains investment power only. Also includes 1,950 shares of restricted stock vesting between January 2008 and January 2009.

(8)	Includes 4,450 shares of restricted stock vesting between August 2008 and June 2009.

(9)
Includes 107 shares of Common Stock held of record by Mr. Saks as trustee of the Company’s Profit Sharing Plan for the benefit of Mr. Biffignani, over which Mr. Biffignani maintains investment power only. Also includes 1,350 shares of restricted stock vesting between January 2008 and January 2009 and 10,000 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase such shares.

(10)
Includes 4,450 shares of restricted stock vesting between August 2008 and June 2009 and 3,000 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase such shares.

(11)	Shares of restricted stock vesting in June 2009.

(12)	Shares of restricted stock vesting in June 2009.

(13)
Includes 17,500 shares subject to currently exercisable options held by non-director executives of the Company and 45,000 shares subject to currently exercisable options held by directors of the Company.

PROPOSAL 1 - ELECTION OF DIRECTORS

INFORMATION ABOUT THE NOMINEES AND CURRENT DIRECTORS

The Company's Restated Articles of Incorporation, as amended, and Amended and Restated By-laws provide for a division of the Board of Directors into three classes. One of the classes is elected each year to serve a three-year term. The terms of the current Class III Directors expire at the Annual Meeting.

The Company’s Amended and Restated By-Laws currently specify that the number of directors shall be not less than three nor more than nine, subject to amendment by the Board of Directors.

The number of directors currently authorized is nine, however, there is one vacancy for a Class II Director on the Board of Directors. The Company's By-laws provide that vacancies on the Board of Directors may be filled by the remaining members of the Board of Directors. The Board intends to continue to seek a qualified individual to fill the vacancy. Proxies solicited by the Company for the election of directors cannot be voted for a greater number of persons than the number of nominees named in the proxy.

The following table sets forth for each director, such director's age, principal occupation for at least the last five years, present position with the Company, the year in which such director was first elected or appointed a director (each serving continuously since first elected or appointed), directorships with other companies whose securities are registered with the Securities and Exchange Commission, and the class of such director.

Class III: To be elected to serve as Director until 2010
Name	Age	Principal Occupation	Service as Director Since
Ronald S. Saks	63	Mr. Saks has served as our Chief Executive Officer and President since 1984. Prior to his employment with the Company, Mr. Saks was an Executive Vice President with Associated Transports, Inc. for eight years and was a Tax Manager with Peat Marwick Mitchell & Co., now known as KPMG LLP, for eight years prior thereto.	1984
Joseph Burstein	79	Mr. Burstein has served as Chairman of the Board of Directors of the Company since 1984. From 1984 through January of 1989, Mr. Burstein served as a Vice President of the Company, after which he retired as an officer of the Company.	1984
Brian D. Geary	50	Mr. Geary has served as a Director of the Company since June 3, 2002. Prior thereto, he served as President of Versaform Corporation from July 1978 to May 2002. Mr. Geary has been a member of the board of directors of Highway Holdings Limited, a manufacturer of electrical parts and components, subassemblies and consumer products, since January 2005.	2002

Class II:  To continue to serve as Director until 2009
Name	Age	Principal Occupation	Service as Director Since
Thomas G. Unger	58	Mr. Unger has been a director of Fife Fabrication, Inc., a manufacturer of sheet metal parts and assemblies, since early 1998. Prior thereto, Mr. Unger was the Chief Executive Officer of Tyee Aircraft, a supplier of rods, struts and engineered tubular components for the aircraft and aerospace industries, from 1982 to 1998.	1999
John M. Roeder	64	Mr. Roeder has acted as a financial consultant since 1999. Prior thereto, he was an Office Managing Partner of Arthur Andersen LLP, then an international accounting firm. Mr. Roeder is also the Director in Residence at The Institute for Excellence in Corporate Governance of The University of Texas at Dallas - School of Management. Mr. Roeder is a member of the board of directors and the audit committee of Fiduciary/Claymore MLP Opportunity Fund and Fiduciary/Claymore Dynamic Equity Fund, which are traded on the New York Stock Exchange.	2003

Class I:  To continue to serve as Director until 2008

Name	Age	Principal Occupation	Service as Director Since
Sanford S. Neuman	71

Mr. Neuman has served as a Director and Assistant Secretary of the Company since 1984 and has served as a director of Tempco Engineering, Inc., a subsidiary of the Company, since 2001. Mr. Neuman is Chairman of the law firm, Gallop, Johnson & Neuman, L.C. and was the Managing Member of Gallop, Johnson & Neuman, L.C. from May 2000 until he was elected Chairman on March 31, 2005. He has been a Member of Gallop, Johnson & Neuman, L.C. for more than the last five years. Mr. Neuman is also an advisory director of Industrial Engineering & Equipment Company, Inc., a manufacturer of electrical heating and cooling elements.

			1984

Name	Age	Principal Occupation	Service as Director Since
John S. Eulich	56

Mr. Eulich was elected as a Director of the Company on August 22, 2005. He has served as the President and Chief Executive Officer of INDEECO, a manufacturer of electric heaters and controls, since November 2, 2005. Mr. Eulich has also served as the Chief Executive Officer of Aspeq Associates, LLC since July 1, 2003. From 1989 to 2003, Mr. Eulich served as President of Mark Andy, Inc., a manufacturer of specialty printing equipment. From 2001 to 2003, he served as the President of Graphic Microsystems, Inc., a manufacturer of printing controls equipment, and served as Managing Director of Van Dam Machine B.V., both affiliated companies of Mark Andy, Inc., from 2000 to 2003.

			2005
Judith W. Northup	56

Ms. Northup was appointed to serve as a Director of the Company on May 2, 2006. Ms. Northup served as an executive officer of Vought Aircraft Industries, Inc., a large aircraft manufacturer and assembler, from 1997 until her retirement on March 1, 2006. Prior to her retirement, she served as Vice President, Office of the President from February 2005 until her retirement. Ms. Northup served as Vice President and Chief Administrative Officer of Vought from April 2004 to February 2005. She also previously served as its Vice President, Human Resources, Administration and Information Services, as well as Vice President, Material. In 1999, Ms. Northup was Sector Vice President - Material for Northrop Grumman Corporation, a global defense company, Integrated Systems and Aerostructures Sector. From 1997 to 1999, she served as Vice President - Material for Northrop Grumman’s Commercial Aircraft Division. Ms. Northup is a member of the board of directors and compensation and nominating committee of Exostar, a provider of secure collaboration and integrated supply-chain solutions to the aerospace and defense industry.

			2006

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE CLASS III DIRECTORS.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

Determination of Director Independence

Rules of The NASDAQ Stock Market LLC (“Nasdaq”) require that a majority of the Board of Directors be “independent,” as defined in Nasdaq Marketplace Rule 4200(a)(15). Under the Nasdaq rules, the Board of Directors must make an affirmative determination that a director is independent by determining that the director has no relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has reviewed the independence of its directors under the Nasdaq rules. During this review, the Board of Directors considered transactions and relationships between each director or any member of his family and the Company. The Board of Directors has determined that Messrs. Unger, Burstein, Eulich, Roeder and Neuman and Ms. Northup are independent under Nasdaq Rule 4200(a)(15).

Board of Directors and Committee Meetings; Annual Meetings; Corporate Governance

The Board of Directors meets throughout the year on a set schedule, and holds special meetings and acts by written consent from time to time as appropriate. Regularly scheduled meetings include sessions for the independent directors to meet without management present, and the lead independent director chairs these sessions. During 2006, nine meetings of the Board of Directors were held. Each director attended in person or by phone 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during that portion of the 2006 fiscal year during which he or she was a director and (ii) the total number of meetings held during the period by all committees of the Board of Directors on which he or she served during that portion of the 2006 fiscal year, other than Mr. Unger, who was unable to attend three of the nine meetings of the Board of Directors.

The Company has no policy with regard to directors’ attendance at annual meetings of its shareholders, however, all of the Company’s directors attended the 2006 annual shareholders’ meeting, either in person or by telephone.

The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Board of Directors has adopted a written charter for each committee. A current copy of each such charter is available on the Company’s website, http://www.lmiaerospace.com, and can be obtained free of charge by written request to the attention of the Secretary of the Company at the address appearing on the first page of this Proxy Statement or by telephone at (636) 946-6525.

Audit Committee

The Audit Committee is currently comprised of Messrs. Roeder (Chairman), Unger and Eulich and Ms. Northup, each of whom is “independent” in accordance with the Nasdaq standards, as well as the independence requirements for audit committee members under Rule 10A-3 promulgated under the Exchange Act. In addition, the Board of Directors has determined that Mr. Roeder is qualified as an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission. The Audit Committee evaluates significant matters relating to the audit and internal controls of the Company, reviews the scope and results of the audits conducted by the Company’s independent public accountants and performs other functions or duties provided in the Audit Committee Charter. During the 2006 fiscal year, the Audit Committee held seven meetings. The Audit Committee has adopted a complaint monitoring procedure to enable confidential and anonymous reporting to the Audit Committee of concerns regarding, among other things, questionable or other accounting matters.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Eulich (Chairman), Unger and Burstein. The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with the Nasdaq independence standards, is a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and is an outside director within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee reviews the Company’s remuneration policies and practices, including executive compensation, and administers the Company’s stock option plans. During the 2006 fiscal year, the Compensation Committee held three meetings.

Nomination of Directors

The Board of Directors does not currently have a standing Nominating Committee or a charter regarding the nominating process. Pursuant to the Nasdaq rules, the Board of Directors has delegated to the independent members of the Board of Directors the authority to identify, evaluate and recommend qualified nominees for election or appointment to the Company’s Board of Directors. The vote of a majority of the independent directors of the Board of Directors is required to approve a nominee for recommendation to the Board of Directors. There currently exists one vacancy for a Class II Director on the Board of Directors.

The independent members of the Board of Directors will give appropriate consideration to written recommendations from shareholders regarding the nomination of qualified persons to serve as directors of the Company, provided that such recommendations contain sufficient information regarding proposed nominees so as to permit the independent members of the Board of Directors to properly evaluate each nominee’s qualifications to serve as a director. Nominations must be addressed to the Secretary of the Company at its address appearing on the first page of this Proxy Statement. The independent members of the Board of Directors may also conduct their own search for potential candidates that may include candidates identified directly by a variety of means as deemed appropriate by the independent directors.

The Board of Directors has adopted a set of corporate governance guidelines establishing general principles with respect to, among other things, director qualifications and responsibility. These guidelines establish certain criteria, experience and skills requirements for potential candidates, including, but not limited to, a candidate’s personal and business ethics, financial literacy, business experience, demonstrated record of achievement and other directorships. Potential candidates are evaluated by the Board of Directors through personal interviews with each member of the Board of Directors and a thorough review of such criteria. There are no established term limits for service as a director of the Company. In general, it is expected that each director of the Company will have the highest personal and professional ethics, integrity and values and will consistently exercise sound and objective business judgment. In addition, it is expected that the Board of Directors as a whole will be made up of individuals with significant senior management and leadership experience, a long-term and strategic perspective and the ability to advance constructive debate.  The Company’s Corporate Governance Guidelines are available on its website, http://www.lmiaerospace.com, and can be obtained free of charge by written request to the attention of the Secretary of the Company at the address appearing on the first page of this Proxy Statement or by telephone at (636) 946-6525.

Code of Business Conduct and Ethics

All directors, officers and employees of the Company, including its Chief Executive Officer and its Chief Financial Officer, are required to comply with the Company’s Code of Business Conduct and Ethics to ensure that the Company’s business is conducted in a legal and ethical manner. The Code of Business Conduct and Ethics covers all areas of business conduct, including employment policies and practices, conflict of interest and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of our Code of Business Conduct and Ethics. The Company, through the Audit Committee, has procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting control or auditing matters and to allow for the confidential and anonymous submission of concerns regarding questionable accounting or auditing matters. The Company’s Code of Business Conduct and Ethics can be found on its website, http://www.lmiaerospace.com, and can be obtained free of charge by written request to the attention of the Secretary of the Company at the address appearing on the first page of this Proxy Statement or by telephone at (636) 946-6525. Any changes to or amendments of the Code of Business Conduct and Ethics will be posted on our website.

COMPENSATION OF EXECUTIVE OFFICERS

2006 Compensation Discussion and Analysis

Overview

Our Board appoints the members of its Compensation Committee, which is composed entirely of independent directors. The duties, responsibilities and authority of the Compensation Committee are prescribed by a Compensation Committee Charter, adopted by our Board. The Compensation Committee Charter is reviewed periodically and revised where appropriate. Two key aspects of the duties and responsibilities of the Compensation Committee are the administration of our compensation programs, including our equity incentive program, and the approval of compensation for our executive officers. The Compensation Committee has the authority to retain outside counsel and such other experts or consultants as it deems necessary to discharge its duties. Our Compensation Committee Charter can be found on our website at www.lmiaerospace.com under the heading “Investor Relations - Committee Charters and Ethics Policy.”

Our Executive Compensation Policy

We believe that a critical factor in attracting and retaining talented and dedicated management that is necessary for our success is the establishment and fair implementation of a comprehensive executive compensation program. Accordingly, our overall compensation philosophy is to offer our executives and other members of our management team compensation and benefits that meet and enhance our goals of attracting, retaining and motivating highly skilled people to work together as a team to achieve our financial and strategic business objectives. In furtherance of this compensation philosophy, our executive compensation program is designed to:
•	provide fair and reasonable compensation that meets the competitive environment for executive talent;
•	help motivate the members of our executive team for excellent performance; and
•	align the interests of our executive team members with those of our shareholders and the long-term success of our company.

To meet these objectives, our executive compensation program is designed to achieve a balance of cash and stock-based remuneration that provides a fair and competitive base salary for an executive’s work, along with both short-term and long-term performance incentives that are consistent with short-term and long-term strategic initiatives.

Compensation Committee Process

While all decisions regarding executive compensation are ultimately made by our Compensation Committee, in practice, the Compensation Committee generally relies heavily on the recommendations of the Chief Executive Officer with respect to all of our executive officers (other than the Chief Executive Officer himself), particularly with regard to his assessment of each executive officer’s individual performance against achievement of strategic objectives, level of responsibility exercised and the level of specialized experience and knowledge required to do the job. Determinations by our Compensation Committee are not made in accordance with strict formulas which measure weighted qualitative and quantitative factors. Rather, such determinations are more subjective in nature and take into account not only the recommendations of our Chief Executive Officer, but such other factors as deemed relevant in an effort to blend competitive ranges into our own internal policies and practices. The use by our Compensation Committee of outside resources and references, such as industry benchmarks, has historically been somewhat limited.

All of our executive officers have entered into two-year employment agreements with the Company effective as of January 1, 2006 (except for Mr. Keesling, who was appointed our Chief Operating Officer and whose two-year employment agreement was effective as of January 15, 2007) that provide for, among other things, the base salary and incentive bonus elements of such executive officer’s compensation package. These employment contracts permit us to increase, but not decrease, base salaries within the two-year contract term. This practice of entering into two-year employment agreements with our executive officers demonstrates our commitment to them individually and as integral members of our executive team. We believe that this approach enhances the team effort on the part of our executive officers to maximize total performance.

Although our Compensation Committee has not utilized the services of a compensation consultant in the past, it may do so in the future with respect to our executive compensation program.

Elements of our Executive Compensation Program

Our executive officer program consists of three basic elements, namely: base salary; annual incentive bonus; and long-term incentive compensation. Consistent with our executive officer compensation philosophy, we have structured each element of our compensation package as follows:

Base Salary

We seek to keep a relative balance between the range of base salary for our executive officers and that of our plant general managers, based primarily on the overall responsibility of a corporate executive in relation to the responsibility of a plant general manager for one operating unit. A relative balance is also maintained among our executive management with the difference in base salaries being within a relatively narrow range.

The annual base salaries for our executive group increased by approximately five percent in 2006 over 2005 and will increase by an additional five percent in 2007. These increases were awarded primarily to reflect the additional skill and effort required to manage the significant growth we experienced in 2005 and the expected continuation of such growth for 2006 and 2007.

Annual Incentive Bonus

Our annual incentive bonus program for our executive officers is the means by which we provide our executive officers short-term incentives in furtherance of our compensation goals and objectives. This bonus program is tied to operating performance rather than appreciation in share value and is provided for in the employment contract with each of our executive officers. The Compensation Committee determines the operating performance goals for our executive officers for a two-year period within the last quarter of the year prior to the beginning of the two-year contract period.

In striving for an appropriate balance between short-term and long-term performance incentives to reflect a changing industry environment that occurred throughout 2005, we decided to place a somewhat greater emphasis on longer term incentives through the use of equity awards (please see “Long-Term Incentive Compensation” below) and correspondingly reduce our emphasis on bonuses. Accordingly, we raised the threshold that must be achieved for bonuses to be earned, established a percentage of base salary for meeting the minimum threshold and reduced the percentage of the excess over such minimum threshold. In addition, we eliminated the cap on the amount of bonus that could be earned based on the higher threshold. The employment contracts require exclusion of the impact of all acquisitions made during the contract term. Also, the Compensation Committee may reduce such performance bonus by up to 25 percent if we do not meet the key performance metric set for the year.

The annual incentive bonus for executives includes the same elements as the bonus plan for all employees, a profit element and an element based on achieving a key performance metric, although the target thresholds and payment formulas are different. The profit element for all employees, general managers and executives is based on the profitability of the Company as a whole, rather than individual plant performance. We believe that this reflects the interdependence of all our operations, a high level of inter-company transactions and the increasing number of make/buy decisions as we grow our supply chain, and it rewards cooperation and team behavior.

In 2006, the ability of our executives to earn a performance bonus was based on our achievement of a minimum threshold of “annual income from operations” of $10 million. Annual income from operations is essentially consolidated income from operations for any given fiscal year, with certain adjustments, including the exclusion of income from acquisitions that occurred after January 1 of the current fiscal year. Because this minimum threshold was exceeded for fiscal year 2006, our executive officers received a performance bonus of 5% of their base salary plus a percentage of the amount by which our annual income from operations for the subject year exceeded $10 million.

In 2006, the key performance metric was based on an improvement in our company-wide on-time delivery performance. However, a major change in the ordering practice of a key customer and significant work from a new customer with a large amount of inventory fluctuation resulted in order due dates frequently moving in and out, which rendered the comparison of our delivery performance to past performance somewhat meaningless. As a result, we chose not to utilize the 2006 delivery metric, and the bonus in 2006 was paid entirely on profit.

Because the threshold performance level was achieved in 2006 and the on-time delivery metric was eliminated, the cash incentive bonuses shown in the Summary Compensation Table were calculated in accordance with the provisions of the executives’ respective employment agreements, as follows:

Executive Officer	Bonus at Threshold Amount as a Percentage of Base Salary	Additional Bonus as a Percentage of Excess over Threshold Amount	Reduction

Ronald S. Saks President and CEO	5%	0.75%	None

Robert T. Grah Vice President, Central Operations	5%	0.50%	None

Lawrence E. Dickinson Chief Financial Officer	5%	0.40%	None

Michael J. Biffignani Chief Information Officer	5%	0.40%	None

The Compensation Committee also has the ability to award additional discretionary bonuses based on extraordinary performance or circumstances. Such bonuses, are not, however, common. In addition, in appropriate circumstances, we may make special payments in the form of cash or shares of stock in connection with the employment of certain executives and other members of our management team prior to executing an executive employment contract which includes the normal performance formula bonus described above. Whether a special payment is made and the amount thereof is determined on a case-by-case basis.

Long-Term Incentive Compensation

The long-term incentive awards for our executive officers are made under our 2005 Long-Term Incentive Plan under which the Compensation Committee may, among other things, grant or award stock options, shares of restricted stock, restricted stock units and other stock-based awards, subject to certain limitations and restrictions as set forth in the plan. Our use of stock-based awards for our executive officers is the primary means by which we provide our executive officers a long-term incentive that becomes more valuable to the executive to the extent our share value increases, thereby aligning each executive’s interest with the interest of our shareholders. Prior to 2005, we granted stock options that generally vested over a number of years. No stock options were granted in 2006. However, shares of restricted stock were awarded to our executive officers (other than our Chief Executive Officer) in 2006 in lieu of stock options. Based primarily on discussions with our Chief Executive Officer and his significant ownership of our common stock, the Compensation Committee has determined grants of options or awards of restricted shares to our Chief Executive Officer would not serve the primary purpose of these grants or awards of providing him long-term incentives. Accordingly, our Chief Executive Officer has not received stock options or shares of restricted stock in the past and did not in 2006. Our Chief Executive Officer has indicated his concurrence with this determination by the Compensation Committee.

We believe that utilization of restricted stock awards provides long-term incentives comparable to the use of stock options while also offering the advantage of reduced market risk to the executive and reduced potential dilution of outstanding shares compared to utilization of an option having the same fair value on the date of grant. Moreover, the Company’s expense for the issuance of restricted stock, which is fixed at the market value on the day of grant, is spread over the vesting period while the expense for stock options involves the use of theoretical assumptions to create a hypothetical value and expense for the options. However, the Company may issue stock options in the future if it determines circumstances become more beneficial to do so.

It is the policy of the Compensation Committee that, with respect to all equity-based compensation for the executive officers, the award dates for each grant shall be specified by the Compensation Committee at a duly convened meeting as of a date on or after the date of its action, and that the exercise price or value of the grant shall be determined by reference to the closing price of our common stock on the specified award date. See “Outstanding Equity Awards at Fiscal Year-End” table for additional information. Equity grants may also be made to new executive officers upon commencement of their employment and, on occasion, to executive officers in connection with a significant change in job responsibility, extraordinary performance, or other reasons.

The Compensation Committee’s determination with respect to the shares of restricted stock awarded to our executive officers in 2006 was based generally, with respect to each executive officer, on his job responsibility and past performance, future anticipated contributions, the value of the grant and potential appreciation to the executive officer in relation to the other elements of his total compensation, corporate performance and existing vested and unvested equity holdings.

In addition to the three basic elements of our executive compensation program described above, our executives participate in other benefit programs, such as non-cash group life and health benefits, disability programs, and our Profit Sharing and 401(k) Plan that are available to all of our full-time employees.

Executive Perquisites

Historically, we have not offered perquisites to our executive officers other than the use of a company furnished automobile or an automobile allowance in lieu thereof.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code generally precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1 million per individual paid to its chief executive officer or the other named executive officers. Under Section 162(m), certain compensation, including “performance-based compensation,” is excluded from this deduction limitation. Our intent is to structure compensation paid to our executives to be deductible; however, from time to time, the Compensation Committee may award compensation that may not be deductible if it determines that such awards are consistent with our compensation philosophy and in the best interest of our shareholders. We believe that all of the 2006 compensation paid to our executive officers is fully deductible.

2006 Summary Compensation Table

The following table summarizes the total compensation paid or earned by the Company's Principal Executive Officer, Principal Financial Officer and each of the two most highly compensated executive officers, whose 2006 total compensation exceeded $100,000 in each instance (together the “Named Executive Officers”), for the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)	Total ($)
Ronald S. Saks President and CEO	2006	270,600	-	64,153	6,448	341,201
Robert T. Grah Vice President, Central Operations	2006	204,794	13,806	43,793	7,035	269,428
Lawrence E. Dickinson Chief Financial Officer	2006	186,242	11,682	36,147	4,687	238,758
Michael J. Biffignani Chief Information Officer	2006	175,275	11,682	35,763	7,031	229,751

(1)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fair value of shares of restricted stock for the 2006 fiscal year, in accordance with SFAS No. 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The fair value is calculated using the fair market value on the date of grant, taken ratably over the stated vesting period. These amounts reflect the Company’s accounting expense for these awards, and do not necessarily correspond to the actual value that will be realized by the Named Executive Officers. See Note 12 of the Company’s Annual Report on Form 10-K for additional discussion on SFAS No. 123R valuation methodology.

(2)	The amounts represent non-equity incentive plan compensation earned for the year ended December 31, 2006. A portion of such compensation was paid in the first quarter of 2007.

2006 Grants of Plan-Based Awards

The following table provides information on the grant of plan-based awards to the named executive officers during 2006 under the 2005 Long-Term Incentive Plan discussed above. Ronald S. Saks, the Company’s Chief Executive Officer, does not hold any stock options or restricted stock.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Ronald S. Saks	-	-	13,530	64,153 (1)	-	-
Robert T. Grah	1/2/06	-	10,045	43,793 (2)	1,300	18,408
Lawrence E. Dickinson	1/2/06	-	9,148	36,147 (3)	1,100	15,576
Michael J. Biffignani	1/2/06	-	8,764	35,763 (4)	1,100	15,576

(1)
Represents actual amount earned; pursuant to Mr. Saks’ employment agreement, there is no cap on the amount of the performance-based incentive compensation that can be earned, rather the amount earned is calculated as 5% of Mr. Saks’ base salary plus .75 % of annual income from operations in excess of performance target.

(2)
Represents actual amount earned; pursuant to Mr. Grah’s employment agreement, there is no cap on the amount of the performance-based incentive compensation that can be earned, rather the amount earned is calculated as 5% of Mr. Grah’s base salary plus .50 % of annual income from operations in excess of performance target in accordance with employment agreement.

(3)
Represents actual amount earned; pursuant to Mr. Dickinson’s employment agreement, there is no cap on the amount of the performance-based incentive compensation that can be earned, rather the amount earned is calculated as 5% of Mr. Dickinson’s base salary plus .40 % of annual income from operations in excess of performance target in accordance with employment agreement.

(4)
Represents actual amount earned; pursuant to Mr. Biffignani’s employment agreement, there is no cap on the amount of the performance-based incentive compensation that can be earned, rather the amount earned is calculated as 5% of Mr. Biffignani’s base salary plus .40 % of annual income from operations in excess of performance target in accordance with employment agreement.

2006 Outstanding Equity Awards at Fiscal Year-End

The following table provides information on unexercised stock options and unvested restricted stock awards granted to the named executive officers that were outstanding as of December 31, 2006. Ronald S. Saks, the Company’s Chief Executive Officer, does not hold any stock options or restricted stock.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)
Robert T. Grah	-	-	-	1,300	20,124
Lawrence E. Dickinson	4,000	2.75	12/27/2009	-	-
	3,500	2.00	1/18/2011	-	-
	-	-	-	1,100	17,028
Michael J. Biffignani	5,000	5.43	8/1/2009	-	-
	5,000	5.43	8/1/2009	-	-
	-	-	-	1,100	17,028

(1)
Of the 1,300 unvested shares owned by Mr. Grah at December 31, 2006, 650 shares vested on January 2, 2007 and the remaining 650 shares will become vested on January 2, 2008. Of the 1,100 unvested shares owned by Mr. Dickinson and Mr. Biffignani, respectively, at December 31, 2006, 550 shares vested on January 2, 2007 and the remaining 550 shares will become vested on January 2, 2008.

(2)	Market value of unvested shares is based on closing market price of $15.48 per share on December 31, 2006.

2006 Option Exercises and Stock Vested

There were no option exercises and vesting of restricted stock for the year ended December 31, 2006 with respect to each of the Named Executive Officers.

Pension Benefits

None of our Named Executive Officers are covered by a defined pension benefit plan or other similar benefit plan that provides for payments or other benefits.

Nonqualified Deferred Compensation

We do not have any nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control

Each of the employment agreements with our Named Executive Officers discussed above was entered into for an initial term of employment that commenced as of January 1, 2006 and expires on December 31, 2007. By their terms, the employment agreements automatically renew for additional one-year periods, unless terminated by either us or the employee by October 31, 2007.

The employment agreements may be terminated upon: (i) our dissolution, (ii) the death or permanent disability of the employee, (iii) by us upon the employee’s unsatisfactory performance of his duties under the agreement, (iv) ten days’ written notice by us upon breach or default of the terms of the agreement by the employee, or (v) by the employee upon 30 days’ written notice to us. The employment agreements also permit us to terminate the employee’s employment following an act of misconduct.

If employment is terminated for any of the reasons set forth above, the Named Executive Officers discussed above will only receive their base salary accrued but unpaid as of the date of the termination. If employment is terminated for any reason other than those set forth above and those subsequent to a change in control of the Company, as discussed below, the Officers will receive six months of base salary if their term of service to us is less than five years or twelve months of their base salary if their term of service to us is greater than five years.

If, pursuant to a change in control of the Company, an employee’s employment agreement is involuntarily terminated, the employee will receive severance pay in an amount equal to two times his annual base salary and any reasonably anticipated performance bonus for the fiscal year in which he was terminated on a prorated basis. If Mr. Saks voluntarily terminates his employment within 30 days of a change in control without good reason, he will receive twelve months of his annual base salary. If Messrs. Grah, Dickinson or Biffignani voluntarily terminate employment within 90 days of a change in control, then such employee will receive either six months of his annual base salary if his term of service to us was less than five years or twelve months of his annual base salary if his term of service to us was more than five years.

The following table indicates the potential payments that would have been received by our Named Executive Officers upon the occurrence of one of the above-referenced events as of December 31, 2006:

Name	Benefit	Termination: Voluntary or For Cause	Termination: Without Cause or For Good Reason	Change in Control: Involuntary (1)	Change in Control: Voluntary (1)
Ronald S. Saks	Restricted Stock	-	-	-	-
	Severance	-	270,600	605,353	270,600
Robert T. Grah	Restricted Stock	-	-	20,124 (2)	20,124 (2)
	Severance	-	200,900	445,593	200,900
Lawrence E. Dickinson	Restricted Stock	-	-	17,028 (2)	17,028 (2)
	Severance	-	182,963	402,073	182,963
Michael J. Biffignani	Restricted Stock	-	-	17,028 (2)	17,028 (2)
	Severance	-	175,275	386,313	175,275

(1)
No accelerated benefit will be paid to the extent that it would constitute an excess parachute payment under Section 280G(b)(3) of the Internal Revenue Code. As of December 31, 2006, there were no Named Executive Officers who would have received payments that would constitute excess parachute payments.

(2)
The restricted stock value is calculated using the closing market price of our common stock on December 31, 2006, multiplied by the number of shares that would have become vested as a result of the change in control on that date.

Director Compensation

In 2006, the fees paid to our non-employee directors was revised to provide for an annual retainer of $64,000, one-half payable in cash, in equal quarterly installments, and the balance in an automatic award of shares of restricted stock based upon the market value of such shares on the date of the award. In 2005, our non-employee directors were paid an annual fee of $48,000, consisting of $24,000 in cash and 3,000 shares of restricted stock, without regard to the market value of such shares on the date of grant. The primary reasons for the revised director fees were the volatility of our stock, which was particularly demonstrated in 2005 and the first half of 2006, and the increased time and other requirements of our directors in service on our Board and Board committees in light of our business plan and regulatory requirements.

In 2006, our non-employee directors were paid at an annual rate of $24,000 for the first half of the year and at an annual rate of $32,000 for the second half of the year, plus 1,450 shares of restricted stock (except Mr. Eulich), having a value of $24,215 on the award date. Because Mr. Eulich became a director on August 22, 2005, he was not eligible to receive the automatic award of restricted shares to our non-employee directors awarded in 2005. As a result, he was awarded an additional 1,450 shares of restricted stock in 2006 in recognition of his service as a director during the second half of 2005 and the first half of 2006. All of the shares of restricted stock awarded at the 2006 annual meeting of shareholders vest (and the restrictions lapse) over a period of three (3) years and are subject to forfeiture until vested.

The following table presents the compensation of our non-employee directors for the year ended December 31, 2006, including the changes referred to above.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards(1) ($)	Total ($)
Joseph Burstein	28,000	13,186	41,186
Brian D. Geary	28,000	13,186	41,186
Sanford S. Neuman	28,000	13,186	41,186
John S. Eulich	28,000	8,072	36,072
Judith W. Northup	22,000	4,036	26,036
Thomas G. Unger	28,000	13,186	41,186
John M. Roeder	28,000	13,186	41,186

(1)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fair value of shares of restricted stock for the 2006 fiscal year, in accordance with SFAS No. 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The fair value is calculated using the fair market value on the date of grant, taken ratably over the stated vesting period. These amounts reflect the Company’s accounting expense for these awards, and do not necessarily correspond to the actual value that will be realized by the directors. See Note 12 of the Company’s Annual Report on Form 10-K for additional discussion on SFAS No. 123R valuation methodology. Accordingly, amounts for Messrs. Burstein, Geary, Neuman, Unger and Roeder include amounts expensed for financial statement purposes during fiscal year 2006 in relation to awards granted in prior years. Mr. Eulich and Ms. Northup were not serving as directors at the time when those awards were granted. During 2006, total grant date fair values of shares awarded were $48,430 for Mr. Eulich and $24,215 for each of the other directors listed above, respectively.

Compensation Committee Interlocks and Insider Participation

During the 2006 fiscal year, no member of the Compensation Committee of the Board of Directors was or had been an officer or employee of the Company, or had any relationship requiring disclosure hereunder. During 2006, no executive officer of the Company served as a member of the Compensation Committee or as a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors or as a director of the Company.

COMPENSATION COMMITTEE REPORT

In fulfilling its duties and responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report for Form 10-K for the fiscal year ended December 31, 2006 and the Company’s 2007 proxy statement.

Respectfully submitted,

COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS OF
LMI AEROSPACE, INC.

John S. Eulich, Chairman of the Compensation Committee
Thomas G. Unger, Member
Joseph Burstein, Member

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

AUDIT COMMITTEE REPORT

The responsibilities of the Audit Committee are provided in its Charter, which has been approved by the Board of Directors of the Company. The Audit Committee Charter was most recently revised and approved by the Board of Directors on March 12, 2007.

In fulfilling its oversight responsibilities with respect to the December 31, 2006 financial statements, the Audit Committee, among other things, has:

•
reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2006, including a discussion of the quality and acceptability of our financial reporting and internal controls;

•
discussed with the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, its judgment as to the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments and estimates and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of American Institute of Certified Public Accountants;

•
discussed with the Company’s independent registered public accounting firm its independence from management and the Company, received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and considered the compatibility of non-audit services with the Company’s independent registered public accounting firm’s independence; and

•	discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Respectfully submitted,

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF
LMI AEROSPACE, INC.

John M. Roeder, Chairman of the Audit Committee
Thomas G. Unger, Member
John S. Eulich, Member
Judith W. Northup, Member

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

From time to time, the Company has engaged in various transactions with certain of its directors, executive officers and other affiliated parties.

The following paragraphs summarize certain information concerning certain transactions and relationships that have occurred during the past fiscal year or are currently proposed.

Sanford S. Neuman, a director of the Company, is the Chairman and a Member of the law firm Gallop, Johnson & Neuman, L.C., which has provided legal services to the Company in prior years and is expected to provide legal services to the Company in the future.

In September 2002, the Company acquired from MBSP, L.P., a Nevada limited partnership, the operations and certain of the assets of the aerospace division of Southern Stretch Forming and Fabrication, Inc., an aerospace sheet metal manufacturer based in Denton, Texas. In connection with this transaction, the Company is required to pay to MBSP, L.P. 5% of the gross sales of specific parts to a specific customer during the period beginning on January 1, 2003 and ending on December 31, 2007, which payments shall not exceed $500,000. Payments to MBSP, L.P. under this agreement were $138,000, $138,000 and $109,000 for the years ended December 31, 2006, 2005 and 2004, respectively.

In 2004, certain members of the Company’s Board of Directors invested an aggregate of $1,000,000 in subordinated notes with the Company. The issuance of these subordinated notes was reviewed and approved by the members of the Audit Committee. On March 29, 2006, the outstanding balances of such subordinated notes were repaid with proceeds from the Company’s public offering completed thereon.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, the Company’s directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Such individuals are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms furnished to the Company or written representations that no reports were required to be filed, during 2006 each of the following executive officers or directors had one late Form 4 filing reporting a grant of restricted stock by the Company to each such executive officer or director: Lawrence E. Dickinson, Robert T. Grah, Michael J. Biffignani, John M. Roeder, Brian Geary, Sanford S. Neuman, Thomas G. Unger, Judith W. Northup, John S. Eulich and Joseph Burstein. The Company believes that each of these late filings was due to an administrative error. In addition, Mr. Geary had one late Form 4 filing reporting a sale by a limited partnership of which Mr. Geary is the sole general partner of shares indirectly owned by Mr. Geary. Other than these filings, the Company believes that all such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the 2006 fiscal year.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed BDO Seidman, LLP (“BDO”), as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the current fiscal year ending December 31, 2007.

BDO’s reports on the financial statements of the Company for the past three fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the Company’s audit for each of the three most recent fiscal years, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in their report in the financial statements for such years.

During the Company’s two most recent fiscal years, there were no reportable events as defined in Registration S-K, Item 304(a)(1)(v).

A proposal will be presented at the Annual Meeting to ratify the appointment of BDO as the Company’s independent registered public accounting firm. One or more of the representatives of that firm are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so. Neither the Company’s By-laws nor its other governing documents or law require shareholder ratification of the selection of BDO as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of BDO to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the amount of audit fees, tax fees, audit-related fees and all other fees billed or expected to be billed by Ernst & Young LLP, the Company’s former independent registered public accounting firm, and by BDO Seidman, LLP, the Company’s current independent registered public accounting firm, for the years ended December 31, 2006 and December 31, 2005, respectively:

	2006	2005

Audit Fees (1)	$478,286	$310,209
Tax Fees	--	--
Audit-Related Fees (2)	--	133,865
All Other Fees	--	--
Total Fees	$478,286	$444,074

(1)	Includes annual financial statement audit, attestation of management’s report on the Company’s internal control over financial reporting and limited quarterly review services.
(2)	Represents fees for services associated with the Company’s public offering completed in March 2006 and other audit-related services.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax, and other services performed by the Company’s independent registered public accounting firm. All of the fees listed above were pre-approved in accordance with this policy. The policy provides for pre-approval by the Audit Committee of specifically defined audit and permitted non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the Company’s independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting. The Audit Committee, after review and discussion with BDO Seidman, LLP of the Company’s pre-approval policies and procedures, determined that the provision of these services in accordance with such policies and procedures was compatible with maintaining BDO Seidman, LLP’s independence.

ANNUAL REPORT

The Annual Report of the Company for the 2006 fiscal year accompanies this Notice of Annual Meeting and Proxy Statement.

FUTURE PROPOSALS

Shareholder proposals intended to be presented at the 2008 Annual Meeting of Shareholders must be received by the Company not later than December 30, 2007 or earlier than November 1, 2007 for inclusion in the Company’s proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Shareholder proposals and nominations for directors made outside of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, may be considered at the 2008 Annual Meeting of Shareholders only if timely notice is given to the Company by April 15, 2008. Such notice must include a description of the proposed business and the reasons therefor. The Board of Directors or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law. These requirements are separate from the procedural requirements a shareholder must meet to have a proposal included in the Company’s proxy statement.

COMMUNICATION WITH THE BOARD OF DIRECTORS

A shareholder who wishes to communicate with our Board of Directors, specific individual directors or the non-employee directors as a group, may do so by directing a written request addressed to such director(s) in care of the Corporate Secretary at the address appearing on the first page of this proxy statement. Such communication will be directed to the intended director, group of directors or the entire Board of Directors, as the case may be.

HOUSEHOLDING OF MATERIALS

In some instances, only one copy of this proxy statement or annual report is being delivered to multiple shareholders sharing an address, unless the Company has received instructions from one or more of the shareholders to continue to deliver multiple copies. We will deliver promptly upon oral or written request a separate copy of the proxy statement or annual report, as applicable, to any shareholder at your address. If you wish to receive a separate copy of the proxy statement or annual report, you may call us at (636) 946-6525 or send a written request to LMI Aerospace, Inc., 411 Fountain Lakes Blvd., St. Charles, Missouri 63301, Attention: Secretary. Alternatively, shareholders sharing an address who now receive multiple copies of the proxy statement or annual report may request delivery of a single copy also by calling us at the number or writing to us at the address listed above.

OTHER BUSINESS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than as set forth in the Notice that accompanies this Proxy Statement. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 2006 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO SHAREHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST TO LMI AEROSPACE, INC., 411 FOUNTAIN LAKES BLVD., ST. CHARLES, MISSOURI 63301, ATTENTION: LAWRENCE E. DICKINSON, SECRETARY. SHAREHOLDERS MAY ALSO ACCESS THE FORM 10-K AND THE COMPANY’S OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION THROUGH THE COMPANY’S WEBSITE AT WWW.LMIAEROSPACE.COM.

By Order of the Board of Directors,

LAWRENCE E. DICKINSON
Secretary

St. Charles, Missouri
May 14, 2007

PROXY

LMI AEROSPACE, INC.
ANNUAL MEETING OF SHAREHOLDERS
June 13, 2007

The undersigned hereby appoints Ronald S. Saks, with full power of substitution, or if Ronald S. Saks is unable or declines to exercise such rights hereunder, the undersigned appoints Lawrence E. Dickinson, with full power of substitution, the true and lawful attorney and proxy of the undersigned to vote all the shares of Common Stock, $0.02 par value per share, of LMI Aerospace, Inc. owned by the undersigned at the Annual Meeting of Shareholders to be held at the Embassy Suites Hotel, Two Convention Center Plaza, St. Charles, MO 63303, beginning at 10:00 a.m. local time, June 13, 2007, and at any adjournment thereof, on the following items of business as set forth in the Notice of Annual Meeting and Proxy Statement:

1.  ELECTION OF DIRECTORS:

Nominees:        Ronald S. Saks  Joseph Burstein  Brian D. Geary

❑	FOR all nominees (or such other person designated by the Board of Directors to replace any unavailable nominee)

❑	WITHHOLD AUTHORITY to vote for all nominees

❑	FOR ALL EXCEPT ______________________ (Instruction: To withhold authority to vote for any individual nominee, mark the “FOR ALL EXCEPT” box and write that nominee’s name in the space provided.)

2.	RATIFICATION OF THE ENGAGEMENT OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:

❑ FOR	❑ AGAINST	❑ ABSTENTION

3.	OTHER MATTERS

In his discretion with respect to the transaction of such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF BDO SEIDMAN, LLP, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

DATE	, 2007

Please date and sign exactly as your name appears on the envelope. In the case of joint holders, each should sign. When signing as attorney, executor, etc., give full title. If signer is a corporation, execute in full corporate name by authorized officer.